UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2016

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

W. P. Carey Inc. (the “Company”) has filed a prospectus supplement relating to the resale from time to time of up to 217,011 shares of its common stock, $0.001 par value per share. As more thoroughly described therein, the Company issued the shares of common stock in connection with certain obligations relating to the previously disclosed exercise by Mr. Jan F. Kärst (the “Selling Stockholder”) of his contractual put right relating to his 7.7% noncontrolling interest in W. P. Carey International, LLC. Pursuant to the terms of the Selling Stockholder’s contractual put right, the put purchase price was required to be settled in shares of the Company’s common stock.

Item 9.01                   Financial Statements and Exhibits.

Exhibit 5.1 Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered.

Exhibit 23.1 Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date: April 4, 2016	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary